Exhibit 99

                           EXHIBIT C

            Organizational Chart Showing the Relationship of Each EWG
             to Associate Companies in The Holding Company System


Western Resources, Inc. (a Kansas corporation, "WRI").

      Westar Capital, Inc. (a Kansas corporation, "Westar"), a wholly-owned subsidiary of WRI.

      The Wing Group, Limited Company (a Delaware corporation, "Wing"), wholly-owned subsidiary of WRI.

          Wing Colombia, L.L.C., (a Delaware Limited Liability Company), 99% owned by Westar Capital, Inc., 1% owned by Wing.

              TLC International LDC, (a Cayman Islands limited duration company) 36.75% owned by Wing Colombia, L.L.C.

              Merilectrica I S.A., (a sociedad anonima organized under the laws of the Republic of Colombia). This Company is the general partner of Merilectrica I S.A. Cia S.C.A. E.S.P., 36.75% owned by Wing Colombia, L.L.C.

              Merilectrica I S.A. Cia S.C.A. E.S.P., (a sociedad en comandita por acciones organized under the law of the Republic of Colombia), 36.75 owned by Wing Colombia, L.L.C.

      Western Resources (Bermuda) Limited (a Bermuda Limited Liability Company), a wholly-owned subsidiary of WRI.

          CPI-Western Power Holdings, Ltd., a Bermuda Limited Liability Company. 50% owned by Western Resources, Inc. (Bermuda).

              Western Resources International, Limited (a Cayman Islands Limited Liability Company), a wholly-owned subsidiary of CPI-Western Power Holdings, Ltd.

              Zhengzhou Dengwai Power Company Limited (a Dengfeng
              Municipality, Henan Province, People's Republic of China Company), 49% owned by Western Resources International Limited.

              Zhengzhou Dengyuan Power Company Limited (a Dengfeng Municipality, Henan Province, People's Republic of China Company), 49% owned by Western Resources International Limited.

              Zhengzhou Huadeng Power Company Limited (a Dengfeng
              Municipality, Henan Province, People's Republic of China Company), 49% owned by Western Resources International Limited.

              Zhengzhou Huaxin Power Company Limited (a Dengfeng Municipality, Henan Province, People's Republic of China Company), 49% owned by Western Resources International Limited.

      Wing Turkey, Inc. (a Delaware corporation), a wholly-owned subsidiary of WRI.

          Wing International, Ltd. (a Texas Limited Liability Company), 99% owned by Wing Turkey, Inc. and 1% owned by The Wing Group Limited Co.

              Trakya Elektrik Uretim Ve Ticaret A.S. (a joint stock company under the laws of the Republic of Turkey), 9% owned by Wing International, Ltd.